Exhibit 99.1

NEWS RELEASE

TOREADOR ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

PARIS, FRANCE – (May 10, 2010) – Toreador Resources Corporation (NASDAQ: TRGL) today announced first quarter 2010 financial results.

Craig McKenzie, President and CEO of Toreador, said “We are pleased with our existing production and our cost management initiatives, as reflected in our first quarter 2010 results.  With a stable, consistently producing conventional oil segment and a stronger balance sheet, we are able to fully focus on our unconventional oil assets in the Paris Basin and the significant potential we believe it presents the Company and shareholders.”

FIRST QUARTER 2010 FINANCIAL RESULTS

Unaudited	Three months ended Mar. 31,		Change	Change
($ Millions, except where noted)	2010	2009	(Units)	(%)
Revenue	$5.5	$3.4	$2.1	62%
Operating income (loss)	$(1.8)	$(5.1)	$3.3	65%
Other expenses	$(4.8)	$(0.9)	$3.9	500%
Loss from discontinued operations	$(0.6)	$(5.0)	$4.4	-88%
Loss available to common shares	$(7.5)	$(10.9)	$3.4	-31%
Basic loss per share ($/share)	$(0.32)	$(0.54)	$0.2	-41%
Diluted loss per share ($/share)	$(0.32)	$(0.54)	$0.2	-40%
Capital expenditures	$0.02	$0.53	$(0.5)	-96%
Production (MBOE)	78	84	$(6.0)	-7%
Average realized price ($/BOE)	$70.5	$39.2	$31.1	80%

Revenues for the first quarter 2010 were $5.5 million compared to $3.4 million in the same period last year, an increase primarily due to higher global oil prices in the first quarter of 2010 compared to 2009. This price increase resulted in an increase of revenue of $2.4 million, which offset the decrease in oil production of 6,000 Bbls as a result of natural decline of our oil producing fields.

Operating expenses for the first quarter 2010 were $7.3 million compared to $8.5 million in the first quarter of 2009. Operating expenses included stock compensation expense of $1.1 million for the three months ended March 31, 2010 compared with $0.3 million for the three months ended March 31, 2009, an increase due to the stock granting and vesting of shares during the first quarter of 2010.

Excluding these expenses, the overall general and administrative expense for the first quarter of 2010 totaled $3.9 million, as compared to $4.7 million for the comparable period in 2009. The amount included $1 million of legal, accounting and professional fees (in part due to additional expenses associated with financing activities and the partnership process for the Paris Basin oil shale) and general expense of $2.1 million associated with operations in France (of which $1.3 million is attributable to salaries and social benefits and $0.3 million is attributable to technical studies).

Lease operating expense for the first quarter of 2010 was $1.2 million, compared to $1.8 million in the comparable period in the prior year, a decrease primarily due to a reduction in maintenance and work over cost as well as to a decrease in overhead charges.

Depreciation, depletion and amortization expense for the first quarter of 2010 was $1.1 million compared to $1.6 million in the first quarter of 2009, a decrease due to the increase in proved reserves assigned to the French assets at December 31, 2009.

For the three months ended March 31, 2010, the Company accounted for the February exchange of a portion of its 5.00% Convertible Senior Notes for its 8.00%/7.00% Convertible Senior Notes as a debt extinguishment and recognized a loss of $4.3 million, including write off of loan original fee of $822,000.

The Company recorded a loss from discontinued operations net of income taxes of $0.6 million in the first quarter of 2010 as compared to a loss of $5 million for the comparable period of 2009, this decrease is due to the sale of all our discontinued operations in 2009.

As a result of the above, for the three months ended March 31, 2010, the Company reported a loss available to common shares of $7.5 million, or a loss of $0.32 per diluted share, compared to loss available to common shares of $10.9 million for the three months ended March 31, 2009, or a loss of $0.54 per diluted share.

Diluted weighted average shares outstanding in the first quarter 2010 were 23.0 million, compared to 20.1 million diluted weighted average shares outstanding in the first quarter of 2009.

OPERATIONAL UPDATE

La Garenne Well

As announced in early 2010, the La Garenne well confirmed a five-meter reservoir within a 50-meter oil column in the target Dogger formation. Based on our initial evaluation of the well results, we believe the well confirms a porous and hydrocarbon-bearing reservoir with a localized low-permeability area at the crest of the structure. We are completing our analysis of the results and intend to finalize a development plan in the second quarter of 2010.

CONFERENCE CALL

Toreador will host a conference call on May 11, 2010 at 11:00 a.m. Eastern, to discuss financial results and current operations.  The conference leader will be Craig M. McKenzie, President and Chief Executive Officer.

Approximately 10 minutes before the conference call participants who wish to ask questions during the call should dial 1 (888) 549-7750 from within the U.S. or 1 (480) 629-9866 from outside the U.S. and provide the conference ID# 4284750 to access the call.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s internet home page at www.toreador.net  by selecting the “Investor Relations” link on the home page and then selecting the “Conference Call” link, or click on this link to access the call http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68298&eventID=3023656

Those unable to participate in the live call may hear the rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Call” link or may dial 1 (800) 406-7325 within the U.S. or 1 (303) 590-3030 from outside the U.S., access code 4284750, to listen to a replay of the call.  Phone replays will be available for 14 days after the call.

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Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to:

•                  our need and ability to raise additional capital or obtain alternative financing;

•                  our ability to maintain or renew our existing exploration permits or exploitation concessions or obtain new ones;

•                  the effect of our indebtedness on our financial health and business strategy;

•                  our ability to obtain a strategic partner for our pilot program in the Paris Basin Oil Shale;

•                  our ability to execute our business strategy and be profitable;

•                  our ability to replace reserves;

•                  a change in the SEC position on our calculation of proved reserves;

•                  the loss of the current purchaser of our oil production;

•                  results of our hedging activities;

•                  the loss of senior management or key employees;

•                  political, legal and economic risks associated with having international operations

•                  disruptions in production and exploration activities in the Paris Basin;

•                  currency fluctuations;

•                  failure to maintain adequate internal controls;

•                  indemnities granted by us in connection with dispositions of our assets;

•                  unfavorable results of legal proceedings;

•                  assessing and integrating acquisition prospects;

•                  declines in prices for crude oil;

•                  our ability to compete in a highly competitive oil and gas industry;

•                  our ability to obtain equipment and personnel;

•                  extensive regulation, including environmental regulation, to which we are subject;

•                  terrorist activities;

•                  our success in development, exploitation and exploration activities;

•                  reserves estimates turning out to be inaccurate;

•                  differences between the present value and market value of our reserves and

•                  and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission.

The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT TOREADOR

Toreador Resources Corporation is an independent energy company engaged in the exploration and production of crude oil with interests in developed and undeveloped oil properties in the Paris Basin, France.  The company’s website, www.toreador.net provides more information about Toreador.

Contact:

Shirley Z. Anderson, Corporate Secretary

Toreador Resources Corporation

T:  +1 469 369-8531

sanderson@toreador.net